UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2006

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-692	46-0172280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Dakota Avenue
Sioux Falls, South Dakota		57104
(Address of principal executive offices)		(Zip Code)

(605) 978-2908

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 12, 2006, NorthWestern Corporation (the “Company”) began entering into indemnification agreements with all of its current directors and certain senior members of management of the Company, substantially in the form attached hereto. The indemnification agreements generally require the Company to indemnify and hold such persons harmless to the greatest extent permitted by law for liabilities arising out of such person’s service to the Company as a director or manager, if such person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to criminal proceedings, if the person had no reasonable cause to believe that his or her conduct was unlawful. In addition, the indemnification agreements provide that the Company will make an advance payment of expenses to such person who has entered into an indemnification agreement, if such person requests such advance payment of expenses related to attorney fees and/or court costs, in connection with any proceeding relating to any fact or occurrence arising from or relating to events or occurrences specified in this paragraph.

The form of the indemnification agreement was approved by the directors of the Company. A sample indemnification agreement is attached hereto as Exhibit 99.1, and the foregoing summary is qualified by reference to the terms and provisions of such indemnification agreement.

Item 9.01                                                                     Financial Statements and Exhibits

(c) Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Form of Indemnification Agreement for Directors and Certain Senior Managers of NorthWestern Corporation

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:

Thomas J. Knapp

Vice President, General Counsel and Corporate Secretary

Date:  April 12, 2006

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Form of Indemnification Agreement for Directors and Certain Senior Managers of NorthWestern Corporation

* filed herewith